UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
TAUBMAN CENTERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The following is a letter that was sent to shareholders of Taubman Centers, Inc. on or about December 15, 2020.
Dear Taubman Centers, Inc. Shareholder,
This communication provides information regarding virtually attending the Special Meeting of Shareholders of Taubman Centers, Inc. (the “Special Meeting”), which will be held at 10:00 A.M., Eastern Time, on December 28, 2020. As described in the proxy statement delivered to you, due to public health concerns regarding the coronavirus, or COVID-19, pandemic and to prioritize the health and wellbeing of our employees, shareholders and other community members, the Company will hold the special meeting in a virtual meeting format only on www.virtualshareholdermeeting.com/TCO2020SM.
In order to virtually attend the Special Meeting, you will need to enter the 16-digit control number on the enclosed proxy card. You will not be able to use the 16-digit control number on the proxy card you previously received to attend and participate in the Special Meeting. If you attend the Special Meeting virtually, you may vote during the Special Meeting by following the instructions available on the virtual meeting website during the meeting.
If you have already submitted the proxy card previously delivered to you to vote your shares, you do not need to submit a new proxy card to vote again.
We urge you to vote by submitting your proxy card in advance of the Special Meeting by one of the methods described in the proxy statement that was previously delivered to you. If you have already submitted the proxy card previously delivered to you to vote your shares, we thank you, and you do not need to submit a new proxy card to vote again.
On behalf of the Taubman Centers, Inc. Board of Directors, thank you for your support.
Sincerely yours,

Chris Heaphy
Secretary
Additional Information and Where to Find It
This communication is being made in respect of the proposed transaction between Taubman Centers, Inc. (the “Company”) and Simon Property Group, Inc. (“Simon”). In connection with the proposed transaction, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A that was filed with the SEC on December 4, 2020. The Company subsequently mailed the definitive proxy statement and a proxy card to each shareholder of the Company entitled to vote at the Special Meeting. This communication is not a substitute for the definitive proxy statement or any other document that the Company has filed with the SEC or has sent to its shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SIMON, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the definitive proxy statement and other documents (when available) filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by the Company in the Investor Relations section of the Company’s website at http://investors.taubman.com/investors or by contacting Erik Wright, Manager, Investor Relations at ewright@taubman.com or (248) 258-7390.

Participants in the Solicitation
The Company and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the solicitation of proxies from shareholders of the Company in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the definitive proxy statement described above filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2020 Annual Meeting of Shareholders, which was filed with the SEC on July 2, 2020, and its Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 27, 2020, as amended on April 29, 2020. These documents are available free of charge as described above.